Exhibit 99.1

Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports Third Quarter 2018 Results

Chicago - October 24, 2018 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended September 30, 2018. All per share results are reported on a diluted basis.

Financial results for the quarter ended September 30, 2018
Net income attributable to common shareholders was $30.8 million, or $0.25 per share, for the quarter ended September 30, 2018. This compares to net income attributable to common shareholders of $31.2 million, or $0.25 per share, for the quarter ended September 30, 2017.

Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts, for the quarter ended September 30, 2018, were $20.9 million, or $0.17 per share. This compares to FFO for the quarter ended September 30, 2017 of $27.0 million, or $0.22 per share. The following items impacted FFO for the quarter ended September 30, 2018, compared to the corresponding 2017 period:

•	($0.15) per share of income from properties sold;

•	$0.05 per share of interest expense savings;

•	$0.04 per of share of increase in interest and other income (net of a $0.02 per share loss on the sale of a mortgage receivable); and

•	$0.01 per share of general & administrative expense savings.

Normalized FFO was $21.6 million, or $0.18 per share. This compares to Normalized FFO for the quarter ended September 30, 2017 of $24.0 million, or $0.19 per share. The following items impacted Normalized FFO for the quarter ended September 30, 2018, compared to the corresponding 2017 period:

•	($0.15) per share of income from properties sold;

•	$0.06 per of share of increase in interest and other income;

•	$0.05 per share of interest expense savings;

•	$0.02 per share of increase in same property cash NOI; and

•	$0.01 per share of general & administrative expense savings.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that tend to obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

For the quarter ended September 30, 2018, the company’s balance of cash and marketable securities net of distributions payable was $2.6 billion. Total debt outstanding was $280 million and availability under the company’s revolving credit facility was $750 million.

The weighted average number of diluted common shares outstanding when calculating net income per share for the quarter ended September 30, 2018 was 122,850,928 shares, compared to 125,174,651 for the quarter ended September 30, 2017. The weighted average number of diluted common shares outstanding when calculating FFO or Normalized FFO per share for the quarter ended September 30, 2018 was 122,896,648 shares, compared to 125,174,651 for the quarter ended September 30, 2017.

Same property results for the quarter ended September 30, 2018
The company’s same property portfolio at the end of the quarter consisted of 11 properties totaling 5.4 million square feet. Operating results were as follows:

•	The same property portfolio was 94.0% leased as of September 30, 2018, compared to 91.8% as of June 30, 2018, and 91.1% as of September 30, 2017.

•	The same property portfolio commenced occupancy was 91.3% as of September 30, 2018, compared to 89.9% as of June 30, 2018, and 87.5% as of September 30, 2017.

•	Same property NOI increased 1.7% when compared to the same period in 2017.

•	Same property cash NOI increased 9.1% when compared to the same period in 2017.

•	The company entered into leases for approximately 563,000 square feet, including new leases for approximately 562,000 square feet and renewal leases for approximately 1,000 square feet.

•	GAAP rental rates on new and renewal leases were 11.0% higher compared to prior GAAP rental rates for the same space.

•	Cash rental rates on new and renewal leases were 1.2% lower compared to prior cash rental rates for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to operating income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio includes properties continuously owned from July 1, 2017 through September 30, 2018.

Significant events during the quarter ended September 30, 2018

•	The company completed dispositions totaling $170.5 million. The properties sold during the quarter included:

◦	777 East Eisenhower Parkway, a 39.8% leased, 290,530 square foot office building in Ann Arbor, Michigan, for a gross sale price of $29.5 million.

◦	8750 Bryn Mawr Avenue, a 95.5% leased, 636,078 square foot, office property in Chicago, Illinois, for a gross sale price of $141 million.

•	The company announced a special, one-time cash distribution of $2.50 per common share, which was paid on October 23, 2018 to shareholders of record on October 9, 2018.

Subsequent Events

•	The company currently has 4 properties totaling 2.9 million square feet in various stages of the sale process.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call to discuss third quarter results on Thursday, October 25, 2018, at 9:00 A.M. CT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Third Quarter 2018 Supplemental Operating and Financial Data is available on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. As of September 30, 2018, EQC’s portfolio comprised 11 properties and 5.4 million square feet.

Regulation FD Disclosures
We intend to use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding share repurchases, marketing the company’s properties for sale and consummating asset sales. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

While forward-looking statements reflect the company’s good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in the company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	September 30, 2018	December 31, 2017
ASSETS
Real estate properties:
Land	$137,329	$191,775
Buildings and improvements	1,000,822	1,555,836
	1,138,151	1,747,611
Accumulated depreciation	(370,854)	(450,718)
	767,297	1,296,893
Assets held for sale	—	97,688
Acquired real estate leases, net	596	23,847
Cash and cash equivalents	2,673,328	2,351,693
Marketable securities	248,838	276,928
Restricted cash	9,708	8,897
Rents receivable, net of allowance for doubtful accounts of $5,816 and $4,771, respectively	50,103	93,436
Other assets, net	63,858	87,563
Total assets	$3,813,728	$4,236,945

LIABILITIES AND EQUITY
Revolving credit facility	$—	$—
Senior unsecured debt, net	248,258	815,984
Mortgage notes payable, net	31,643	32,594
Liabilities related to properties held for sale	—	1,840
Accounts payable, accrued expenses and other	46,896	74,956
Rent collected in advance	8,182	11,076
Distributions payable	309,238	—
Total liabilities	$644,217	$936,450

Shareholders' equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,482,673 and 124,217,616 shares issued and outstanding, respectively	1,215	1,242
Additional paid in capital	4,306,020	4,380,313
Cumulative net income	2,855,557	2,596,259
Cumulative other comprehensive loss	(1,006)	(95)
Cumulative common distributions	(3,418,995)	(3,111,868)
Cumulative preferred distributions	(693,736)	(685,748)
Total shareholders’ equity	3,168,318	3,299,366
Noncontrolling interest	1,193	1,129
Total equity	$3,169,511	$3,300,495
Total liabilities and equity	$3,813,728	$4,236,945

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Rental income	$34,138	$61,091	$112,898	$215,648
Tenant reimbursements and other income	12,735	16,707	41,199	53,300
Total revenues	$46,873	$77,798	$154,097	$268,948

Expenses:
Operating expenses	$20,257	$32,380	$64,377	$110,751
Depreciation and amortization	11,287	21,133	38,211	71,970
General and administrative	10,905	11,689	35,466	35,727
Loss on asset impairment	—	—	12,087	19,714
Total expenses	$42,449	$65,202	$150,141	$238,162

Operating income	$4,424	$12,596	$3,956	$30,786

Interest and other income, net	12,626	7,596	31,074	17,987
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $559, $784, $2,005 and $2,346, respectively)	(5,085)	(11,510)	(21,550)	(41,387)
Loss on early extinguishment of debt	—	(203)	(6,403)	(266)
Gain on sale of properties, net	20,877	25,080	253,025	44,670
Income before income taxes	32,842	33,559	260,102	51,790
Income tax expense	(65)	(335)	(2,616)	(555)
Net income	$32,777	$33,224	$257,486	$51,235
Net income attributable to noncontrolling interest	(13)	(12)	(90)	(18)
Net income attributable to Equity Commonwealth	$32,764	$33,212	$257,396	$51,217
Preferred distributions	(1,997)	(1,997)	(5,991)	(5,991)
Net income attributable to Equity Commonwealth common shareholders	$30,767	$31,215	$251,405	$45,226

Weighted average common shares outstanding — basic (1)	121,845	124,089	122,504	124,068
Weighted average common shares outstanding — diluted (1)	122,851	125,175	123,389	125,194

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$0.25	$0.25	$2.05	$0.36
Diluted	$0.25	$0.25	$2.04	$0.36

Distributions declared per common share	$2.50	$—	$2.50	$—

(1)
Weighted average common shares outstanding for the three months ended September 30, 2018 and 2017 includes 362 and 0 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the nine months ended September 30, 2018 and 2017 includes 344 and 0 unvested, earned RSUs, respectively.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Calculation of FFO
Net income	$32,777	$33,224	$257,486	$51,235
Real estate depreciation and amortization	10,978	20,842	37,298	71,077
Loss on asset impairment	—	—	12,087	19,714
Gain on sale of properties, net	(20,877)	(25,080)	(253,025)	(44,670)
FFO attributable to Equity Commonwealth	22,878	28,986	53,846	97,356
Preferred distributions	(1,997)	(1,997)	(5,991)	(5,991)
FFO attributable to EQC common shareholders and unitholders	$20,881	$26,989	$47,855	$91,365

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$20,881	$26,989	$47,855	$91,365
Lease value amortization	(4)	388	76	1,479
Straight line rent adjustments	(1,435)	(3,557)	(3,985)	(12,487)
Loss on early extinguishment of debt	—	203	6,403	266
Loss on sale of securities	—	—	4,987	—
Loss on sale of real estate mortgage receivable	2,117	—	2,117	—
Income taxes related to gains on property sales	25	—	2,498	—
Normalized FFO attributable to EQC common shareholders and unitholders	$21,584	$24,023	$59,951	$80,623

Weighted average common shares and units outstanding -- basic (1)	121,891	124,132	122,548	124,105
Weighted average common shares and units outstanding -- diluted (1)	122,897	125,175	123,433	125,194

FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.17	$0.22	$0.39	$0.74
FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.17	$0.22	$0.39	$0.73
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.18	$0.19	$0.49	$0.65
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.18	$0.19	$0.49	$0.64

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three and nine months ended September 30, 2018 include 46 and 44 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three and nine months ended September 30, 2017 include 43 and 37 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Three Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental income	$34,138	$35,211	$43,549	$54,672	$61,091
Tenant reimbursements and other income	12,735	13,425	15,039	16,951	16,707
Operating expenses	(20,257)	(19,521)	(24,599)	(30,674)	(32,380)
NOI	$26,616	$29,115	$33,989	$40,949	$45,418
Straight line rent adjustments	(1,435)	(1,022)	(1,528)	(1,938)	(3,557)
Lease value amortization	(4)	(18)	98	295	388
Lease termination fees	(395)	(1,557)	(965)	(942)	(1,477)
Cash Basis NOI	$24,782	$26,518	$31,594	$38,364	$40,772
Cash Basis NOI from non-same properties (1)	(58)	(1,856)	(7,579)	(14,905)	(18,110)
Same Property Cash Basis NOI	$24,724	$24,662	$24,015	$23,459	$22,662
Non-cash rental income and lease termination fees from same properties	1,120	1,107	1,084	1,192	2,745
Same Property NOI	$25,844	$25,769	$25,099	$24,651	$25,407

Reconciliation of Same Property NOI to GAAP Operating Income:
Same Property NOI	$25,844	$25,769	$25,099	$24,651	$25,407
Non-cash rental income and lease termination fees from same properties	(1,120)	(1,107)	(1,084)	(1,192)	(2,745)
Same Property Cash Basis NOI	$24,724	$24,662	$24,015	$23,459	$22,662
Cash Basis NOI from non-same properties (1)	58	1,856	7,579	14,905	18,110
Cash Basis NOI	$24,782	$26,518	$31,594	$38,364	$40,772
Straight line rent adjustments	1,435	1,022	1,528	1,938	3,557
Lease value amortization	4	18	(98)	(295)	(388)
Lease termination fees	395	1,557	965	942	1,477
NOI	$26,616	$29,115	$33,989	$40,949	$45,418
Depreciation and amortization	(11,287)	(13,021)	(13,903)	(18,738)	(21,133)
General and administrative	(10,905)	(11,222)	(13,339)	(12,033)	(11,689)
Loss on asset impairment	—	—	(12,087)	—	—
Operating Income (Loss)	$4,424	$4,872	$(5,340)	$10,178	$12,596

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale and land parcels.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Nine Months Ended September 30,
	2018	2017
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental income	$112,898	$215,648
Tenant reimbursements and other income	41,199	53,300
Operating expenses	(64,377)	(110,751)
NOI	$89,720	$158,197
Straight line rent adjustments	(3,985)	(12,487)
Lease value amortization	76	1,479
Lease termination fees	(2,917)	(4,002)
Cash Basis NOI	$82,894	$143,187
Cash Basis NOI from non-same properties (1)	(9,493)	(78,164)
Same Property Cash Basis NOI	$73,401	$65,023
Non-cash rental income and lease termination fees from same properties	3,311	10,011
Same Property NOI	$76,712	$75,034

Reconciliation of Same Property NOI to GAAP Operating Income:
Same Property NOI	$76,712	$75,034
Non-cash rental income and lease termination fees from same properties	(3,311)	(10,011)
Same Property Cash Basis NOI	$73,401	$65,023
Cash Basis NOI from non-same properties (1)	9,493	78,164
Cash Basis NOI	$82,894	$143,187
Straight line rent adjustments	3,985	12,487
Lease value amortization	(76)	(1,479)
Lease termination fees	2,917	4,002
NOI	$89,720	$158,197
Depreciation and amortization	(38,211)	(71,970)
General and administrative	(35,466)	(35,727)
Loss on asset impairment	(12,087)	(19,714)
Operating Income	$3,956	$30,786

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale and land parcels.

NOI is income from our real estate operations including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from July 1, 2017 through September 30, 2018. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2017 through September 30, 2018. Land parcels and properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.